Exhibit 10.34

SECOND AMENDMENT TO LEASE AGREEMENT

(Suite 100 – ADMINISTRATION – to include Suite 200)

This Second Amendment to Lease Agreement (“Amendment”) is dated to be effective as of the 28th of January, 2019 (“Effective Date”), by and between Pegasus Properties, L.P., a Wisconsin limited partnership (“Lessor”), and HTG Molecular Diagnostics, Inc., a Delaware corporation, formerly known as High Throughput Genomics, Inc. (“Lessee”).

RECITALS

A.Lessor and Lessee entered that certain Standard Commercial-Industrial Multi Tenant Triple Net Lease, dated May 11, 2011 (and as amended by that First Amendment to Lease Agreement on August 4, 2015, the “Suite 100 Lease”), pursuant to which Lessor leases to Tenant approximately 17500 square feet of office/warehouse/light manufacturing/R&D space (“Suite 100 Premises”) in that certain building that is commonly known as 3430 E. Global Loop, Suite 100, Tucson, Arizona 86706, as more particularly described in the Suite 100 Lease.

B.For reference purposes only, Lessor and Lessee also entered into that certain Standard Commercial-Industrial Multi Tenant Triple Net Lease, dated July 11th 2008 (and as amended by that First Amendment to Lease Agreement on August 4, 2015, specific to Suite 300, the “Suite 300 Lease”), pursuant to which Lessor leases to Lessee approximately 12,600 square feet of office/warehouse/light manufacturing/R&D  space (“Suite 300 Premises”) in that certain building that is commonly known as 3430 E. Global Loop, Suite 100, Tucson, Arizona 86706, as more particularly described in the Suite 300 Lease.  The parties acknowledge that the Suite 300 Lease constitutes a separate legal obligation from the Suite 100 Lease for all purposes except as expressly set forth herein.

C.Lessor and Lessee now desire to, among other things, add approximately 7,000 square feet of office/warehouse/light manufacturing/R&D space, as shown on Exhibit A (“Suite 200 Premises”), to the Suite 100 Lease and address certain improvements to be constructed by Lessee in the Suite 200 Premises.

D.All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Suite 100 Lease.

Now therefore, in consideration of the covenants and obligations contained herein, Lessor and Lessee agree to amend the Suite 100 Lease as follows:

AGREEMENTS

1.Recitals. The Recitals above are true and correct and form a part of this Amendment.

2.Incorporation of Suite 200 Premises. The Premises, as defined in the Suite 100 Lease, is expanded to also include the Suite 200 Premises. Accordingly, the following terms the Basic Terms Sheet of the Suite 100 Lease are amended to read, in their entirety, as follows:

a)	Address of Premises (See Section 2): 3400 E. Global Loop, Tucson, AZ 85706, Suites 200 & 100;

b)	Approximate Gross Rentable Area of Premises (See Section 12): 24,500 square feet;

c)	Lessee’s Percentage of Insurance, Real Property Tax, and CAM Amounts Deleted in its entirety. See Section 3 of Second Amendment to Lease Agreement for updated Percentages.; and

d)	Lessee’s Security Deposit (See Section 5): $16,821.00

3.Proportionate Share. Lessee’s proportionate share stated in Section 12 of the Suite   100 Lease is amended as follows:

•	100 % for Real Property Tax and other expenses only allocable to Lot 13.
•	33 % for CAM Charges, based on the total developed square footage of 74,200 square feet.
•	49.3 % for Insurance Charges and other expenses only allocable to Lots 11, 13 and 14 based on a developed square footage of 49,700 square feet.

4.Extension of Term.  The Term of the Suite 100 Lease is extended until 11:59 PM, Arizona time, on January 31st, 2021, which will also be referred to as the Expiration Date referred to in the Suite 100 Lease, subject to the renewal options discussed below.

5.Renewal Options.  Section 3.2 of the Suite 100 Lease is replaced, and will read in its entirety, as follows:  Lessee shall have one option to renew the Suite 100 Lease for an additional period of three (3) years upon the same terms and conditions of the Suite 100 Lease  as amended herein (“Renewal Term”), except that the Lease Rate will be set at rates currently applicable for like/kind buildings within the market but in no event less than the last rent rate (incl. annual increases if any) paid by Lessee. If Lessee elects to exercise such option to renew, Lessee shall give Lessor written notice of exercise of the option not less than 180 days prior to the end of the Term.

6.Base Rent and Term for Suite 200. Commencing on the July 1st 2019, or, if later, the actual date of occupancy, and continuing through January 31st, 2021 unless otherwise extended pursuant to the terms of the Suite 100 Lease and this Amendment, Lessee will pay Lessor monthly base rent for the Suite 200 Premises equal to Six Thousand Eight Hundred and Twenty-One and no/100 dollars ($6,821.00), payable in accordance with the terms and conditions of the Suite 100 Lease (“Suite 200 Rent”). For clarification Suite 200 Rent, will be paid in addition to all other Rent due under the Suite 100 Lease.

7.Lessee Improvements. Lessee may construct improvements in Suite 200 in conformance with the floor plan attached as Exhibit B (“Suite 200 Improvements”) and as approved by the Lessor. Notwithstanding any other provision of the Suite 100 Lease Lessee will not be required to remove the Suite 200 Improvements on the Expiration Date or earlier termination of the Suite 100 Lease. Lessor will pay up to $100,000 of Suite 200 Improvements for Lessee, provided that Lessee initiate such improvements and notify Landlord of their nature and cost at least 30 days prior to starting a modification or alteration. The amount actually paid by Landlord for the Suite 200 Improvements will be paid to Landlord as additional Suite 200 Rent in equal monthly payments amortized over five years at an interest rate of 5%, beginning on the first full month after the Suite 200 Improvements are completed. Should Lessee terminate the Suite 100 Lease at any time before the Expiration Date or choose to not renew the Suite 100 Lease within the timeframe permitted, the unpaid  balance  of Suite 200 Improvements not repaid to Landlord as additional rent (less interest) will be due to Lessor within 15 days of termination of the Suite 100 Lease.

8.No Other Changes. Except as modified herein, all terms and conditions of the Suite 100 Lease shall remain unchanged and in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF the parties have caused their respective duly authorized representatives to execute this Amendment as of the Effective Date.

LESSOR:		LESSEE:

Pegasus Properties, L.P.		HTG Molecular Diagnostics

By:	/s/ Matt Schmidt	By:	/s/ Shaun McMeans
	Matt Schmidt		Shaun McMeans
	Managing Partner		Chief Financial Officer

[Signature Page to Second Amendment to Lease Agreement (Suite 100 - Administration)]

EXHIBIT A

SUITE 200 Premises

FLOOR PLAN
REFLECTED CEILING PLAN
ADA TOILET ROOMS PLAN
INTERIOR ELEVATIONS ROOM #109 (ROOM #111 OPPOSITE HAND)
JANITOR'S CLOSET
WALL LEGEND
RCP LEGEND
TOILET ACCESSORIES
KEYNOTES
Architecture
Planning
Design
GDA
APL SUITE # 170
3400 E. GLOBAL LOOP
TUCSON, ARIZONA
ISSUES AND REVISIONS
A2.0

EXHIBIT B

LESSEE SUITE 200 IMPROVEMENTS

[Chestnut Floor Plan and Quote for Lab/Mfg Improvements to be agreed upon by the parties]